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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated May 6, 1996, accompanying the consolidated financial statements and schedule of Kent Electronics Corporation and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended March 30, 1996, which are incorporated by reference in the Registration Statement and Joint Proxy Statement/Prospectus. We consent to the incorporation by reference in the Registration Statement and Joint Proxy Statement/Prospectus of the aforementioned reports, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

Houston, Texas

December 6, 1996